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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in and incorporation by reference in this Registration Statement on Form S-3 of PEC Solutions, Inc. of our report dated February 14, 2001 relating to the financial statements of PEC Solutions, Inc., which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, VA
May 31, 2001